EXHIBIT 5.0


                          WEIL, GOTSHAL & MANGES LLP
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                 767 FIFTH AVENUE  o  NEW YORK, NY 10153-0119
                                (212) 310-8000
                              FAX: (212) 310-8007

                                February 24, 1997



The Board of Directors
SEACOR Holdings, Inc.
11200 Westheimer
Suite 850
Houston, TX  77042

Ladies and Gentlemen:

            We have acted as counsel to SEACOR Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the intended resale from time to time by the Selling Stockholders (in the manner described in the prospectus (the "Prospectus") contained in the Registration Statement) of up to an aggregate of $187,750,000 principal amount of the 5-3/8% Convertible Subordinated Notes due November 15, 2006 (the "Notes") of the Company and 2,844,694 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company issuable upon conversion of the Notes.

            In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company in effect on the date hereof and the Indenture, dated as of November 1, 1996, between the Company and First Trust National Association, as trustee (the "Indenture"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Notes to be sold by the Selling Securityholders in the manner described under the captions "Selling Securityholders" and "Plan of Distribution" in the Prospectus contained in the Registration Statement have been validly issued and constitute the legally binding obligations of the Company entitled to the benefits of the Indenture in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity).

            2. Subject to the provisions and limitations of Article Eighth and Article VII (Sections 2 and 3) of the Restated Certificate of Incorporation and the Amended and Restated By-laws, respectively, of the Company in the case of foreign holders of the Notes and the Company's Common Stock, the Notes are convertible into shares of


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Common Stock in accordance with their terms and the conditions thereto prescribed by the Indenture and the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with their terms and the conditions thereto prescribed by the Indenture, will be validly issued, fully paid and nonassessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement or Prospectus contained therein.

                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges LLP